Exhibit 99.1

NEUSTAR ANNOUNCES PRICING OF ITS SENIOR NOTES OFFERING

STERLING, Va., January 11, 2013 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors, announced today the pricing of an offering of $300 million aggregate principal amount of 4.5% senior notes due 2023 at a price of 100% of the principal amount, which will result in gross proceeds of $300 million. The notes will be general unsecured senior obligations of Neustar and will be guaranteed on a senior unsecured basis by certain of Neustar’s domestic subsidiaries.

The offering is expected to close on or about January 22, 2013, subject to customary closing conditions.

The Company expects to use the net proceeds from the issuance of the notes to refinance a portion of its current debt obligations.

The notes and the related subsidiary guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act. The notes and related subsidiary guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors. Neustar applies its advanced, secure technologies in location, identification, and evaluation to help its customers promote and protect their businesses. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about Neustar’s expectations, beliefs and business results in the future. Neustar has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe Neustar’s intention to offer, sell and issue its notes, subject to market and other conditions, and its intention to use the proceeds of the offering for particular purposes are also forward-looking statements. Neustar cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risk inherent in securities offerings, including the effects of market and other conditions, general economic conditions in the regions and industries in which Neustar operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to Neustar’s operations, modifications to or terminations of its material contracts, its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses Neustar acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect Neustar’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, Neustar’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to Neustar on the date of this press release, and Neustar undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact: Kim Hart (202) 533-2934 Kim.Hart@neustar.biz